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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 29, 2005

                                EFC BANCORP, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

     Delaware                         1-13605                36-4193304
-------------------                   -------                ----------
(State or other                (Commission File Number)      (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

1695 Larkin Avenue, Elgin, Illinois                             60123
-----------------------------------                             -----
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  (847) 741-3900
                                                     --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
           ------------------------------------------

         On June 30, 2005, MAF Bancorp, Inc. ("MAF") and EFC Bancorp, Inc. ("EFC") announced that they had agreed to a transaction whereby MAF will acquire EFC in a stock and cash transaction valued at approximately $177.5 million. MAF and EFC indicated that the respective boards of directors of MAF and EFC approved a definitive agreement to effectuate the merger of the two institutions, with MAF to be the surviving corporation. Under terms of the agreement, shareholders of EFC will be entitled to elect to receive either .8082 shares of MAF stock for each share of EFC stock they hold, or cash in the amount of $34.69, without interest, for each such share, or a combination thereof, subject to the election and allocation procedures detailed in the merger agreement. Approximately 60% of the total consideration will be paid in MAF stock and approximately 40% will be paid in cash. Based on this structure and the current outstanding shares of EFC, the aggregate merger consideration will include approximately $70 million in cash and approximately 2.3 million shares of MAF stock (excluding stock options).

          The transaction is currently expected to be completed in January 2006, subject to customary closing conditions, regulatory approvals and approval by the holders of a majority of EFC's common stock. In the event the merger is not consummated under certain circumstances, EFC has agreed to pay MAF a termination fee of $9.0 million. Attached as Exhibit 99.1 is a copy of MAF's press release relating to the merger, which is incorporated herein by reference.

         The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Agreement has been included to provide the agreed upon terms of the transaction. It is not intended to provide other factual information about EFC. The Merger Agreement contains representations and warranties that EFC and MAF made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between EFC and MAF, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between EFC and MAF rather than establishing matters as facts. Such information can be found in other public filings MAF makes with the SEC, which are available without charge at www.sec.gov.

          As provided in the Merger Agreement, EFC also entered into a letter agreement with MAF providing for implementation of certain changes to EFC employee benefits plans in connection with the merger, including amendments to the EFC Supplemental Life/Split Dollar Plan, the termination of the existing EFC Employee Severance Compensation Plan and the adoption of a new severance plan, merging the EFC ESOP into the MAF ESOP following the complete repayment of the ESOP loan and allocation of the EFC ESOP assets to active EFC ESOP participants, and the merging of the EFC 401(k) Plan with and into the MAF 401(k) Plan.


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          On June 28, 2005 in contemplation of the Merger , each member of the
EFC board of directors and certain officers of EFC or its wholly owned subsidiary EFS Bank, entered into a letter of understanding with EFC. Pursuant to the letters of understanding, each such officer with an employment agreement or a change in control agreement agreed to terminate the agreement in exchange for certain payments equal to the severance payment that the officer was entitled to receive under his or her employment agreement or change in control agreement. The letters of understanding also provide that MAF will provide continued health and welfare benefits to most of the contracted officers for a period of 12 or 36 months depending on the term of an executive's employment or change in control agreement. In addition, each officer with supplemental executive retirement arrangements ("SERAs") agreed to receive a lump sum payment in 2005 under his or her SERA. Pursuant to the letters of understanding, directors with director retirement arrangements ("DRAs") also agreed to receive lump sum payments during 2005 in lieu of benefits to be provided under the DRAs. The aggregate payments to be made to Thomas I. Anderson, Randolph W. Brittain, Larry M. Narum, Eric J. Fernandez, Peter A. Traeger, James A. Alpeter, Barrett
J. O'Connor, James J. Kovac, Leo M. Flanagan, Joseph E. Stanczak, Sandra L. Sommers, R. Scott Reining, Eric Wedeen, Randy C. Blackburn, Glenn J. Kozeluh and Stephen P. DuBois under the letters of understanding are $101,816, $29,265, $56,023, $41,665, $26,515, $79,759, $2,310,556, $2,488,685, $1,112,496,
$601,678, $674,996, $372,628, $186,790, $247,595, $131,349 and $236,094,
respectively. Additionally, each EFC director and executive officer agreed to enter into a letter agreement with MAF pursuant to which each agreed not to dispose of any shares of MAF common stock except pursuant to Rule 145 under the Securities Act, pursuant to another exemption or in connection with the exercise of incentive stock options. The EFC directors and executive officers also agreed to vote their shares in favor of the approval of the merger agreement at the EFC shareholders meeting to be held for the purpose of voting on the proposed transaction. A form of the affiliate letter is attached hereto as Exhibit 10.1 and incorporated herein by reference.

         MAF will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the Securities and Exchange Commission. EFC Bancorp shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about MAF and EFC, and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to EFC shareholders, and it and other documents filed by MAF or EFC with the SEC may be obtained free of charge at the SEC's web site at http://www.sec.gov, or by directing a request to MAF at 55th Street & Holmes Avenue, Clarendon Hills, IL 60514 or EFC at 1695 Larkin Avenue, Elgin, IL 60123.

         EFC and its directors, executive officers and certain other members of management and employees may be soliciting proxies from their stockholders in favor of the proposed merger. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of EFC's stockholders in connection with the proposed merger is set forth in EFC's proxy statement filed with the SEC on March 17, 2005 relating to its annual meeting of stockholders held on April 19, 2005. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.


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ITEM 7.01  REGULATION FD DISCLOSURE.
           ------------------------

         Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the press release issued by EFC on June 30, 2005, announcing signing of the Agreement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.
           ---------------------------------

      (a)  Financial Statements of Businesses Acquired: Not applicable

      (b)  Pro Forma Financial Information:  Not applicable

      (c)  Exhibits

           Number        Description
           ------        -----------

            2.1          Agreement and Plan of Reorganization dated
                         June 29, 2005, by and between MAF Bancorp, Inc. and EFC Bancorp, Inc. (the Agreement contains a list of exhibits which have been omitted from this filing and EFC agrees to furnish supplementally a copy of the omitted exhibits to the Commission upon request).
            10.1         Form of Affiliate Letter
            99.1         Press Release dated June 30, 2005


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EFC BANCORP, INC.




Date: July 1, 2005                     By: /s/ James J. Kovac
                                           -------------------------------------
                                           James J. Kovac
                                           President and Chief Operating Officer


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                                INDEX TO EXHIBITS



Exhibit
-------

2.1 Agreement and Plan of Reorganization dated June 29, 2005, by and between MAF Bancorp, Inc. and EFC Bancorp, Inc.
10.1         Form of Affiliate Letter
99.1         Press Release dated June 30, 2005